                                                       EXHIBIT 15

                 INVESTOR PURCHASE AGREEMENT
                 ---------------------------

          THIS AGREEMENT is made as of January 31, 1995, between The Coinmach Corporation, a Delaware corporation (the "Company"),
                                                       -------
Michael E. Marrus (the "Purchaser") and Golder, Thoma, Cressey,
                        ---------
Rauner Fund IV, L.P. ("GTCR").
                       ----

          The Company and the Purchaser desire to enter into an agreement pursuant to which the Purchaser will purchase, and the Company will issue, 231 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock").
                                       --------------------
Certain definitions are set forth in Section 5 of this Agreement.

          Simultaneously with the execution of this Agreement,
(i) each of Heller Financial, Inc. ("Heller"), Jackson National
                                     ------
Life Insurance Company ("Jackson") and Jackson National Life
                         -------
Insurance Company of Michigan ("Jackson Michigan" and, together
                                -----------------
with Heller and Jackson, the "Lenders") are entering into investor
                              -------
purchase agreements (the "Other Investor Purchase Agreements")
                          ----------------------------------
substantially similar to this Agreement pursuant to which Heller, Jackson and Jackson Michigan will acquire shares of the Company's Class C Common Stock and (ii) each of the President and Fellows of Harvard College ("Harvard"), MCS Capital, Inc. ("MCS"), MCS Capital
                  -------                        ---
Management Capital, Inc. ("MCS Management"), Mitchell Blatt
                           --------------
("Blatt") and James N. Chapman ("Chapman") are entering into
  -----                          -------
investor purchase agreements substantially similar to this Agreement pursuant to which Harvard, MCS, MCS Managment, Blatt and Chapman will also acquire shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). The
                                       --------------------
Heller, Jackson, Jackson Michigan, Harvard, Chapman, Blatt, MCS Management and MCS investor purchase agreements are referred to herein as the "Other Investor Purchase Agreements" and along with
               ----------------------------------
this Agreement as the "Investor Purchase Agreements."
                       ----------------------------

          The execution and delivery of this Agreement by the Company and Purchaser is a condition to the purchase of 72,516 shares of Class A Common Stock by GTCR and certain shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") by certain members of the Company's
 --------------------
management pursuant to purchase agreements between the Company and each of such Persons dated as of the date hereof (along with the Investor Purchase Agreements, the "Purchase Agreements"). The
                                   -------------------

              Class A Common Stock, Class B Common Stock, Class C Common Stock and the Company's Class D Common Stock, par value $0.01 per share (the "Class D Common Stock"), are hereinafter collectively
                    --------------------
              referred to as the "Common Stock". Certain provisions of this
                                  ------------
              Agreement are intended for the benefit of, and will be enforceable by, GTCR.

                        The parties hereto agree as follows:

                        Section 1. Authorization and Closing.
                                   -------------------------

                        1A. Authorization of the Stock. The Company shall
                            --------------------------
              authorize the issuance to Purchaser of 231 shares of Class A Common Stock having the rights set forth in Exhibit A attached
                                                          ---------
              hereto.

                        1B. Purchase and Sale of Investor Stock. At the Closing
                            -----------------------------------
              (as defined in Section 1C below), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company 231 shares of the Class A Common at a price of $144.7964 per share.

                        1C. The Closing. The closing of the purchase and sale of
                            ------------
              the Stock (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on January 31, 1995, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Class A Common to be purchased by the Purchaser, registered in the Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in the amount of $33,447.96

                        Section 2. Representations and Warranties.
                                   ------------------------------

                        2A. Representations and Warranties of Purchaser. In
                            -------------------------------------------
              connection with the issuance of the Investor Stock hereunder, Purchaser represents and warrants to the Company that, in each case, as of the Closing:

                        (i) The Class A Common Stock to be acquired by Purchaser
                   pursuant to this Agreement will be acquired for Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Class A Common
             Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                (ii) Purchaser is able to bear the economic risk of its
             investment in such Class A Common Stock for an indefinite period of time, and Purchaser acknowledges that such Class A Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                (iii) Purchaser has had an opportunity to ask questions
             and receive answers concerning the terms and conditions of the offering of such Class A Common Stock and has had full access to such other information concerning the Company as it has requested.

                (iv) This Agreement, the Stockholders Agreement and the
             Registration Agreement constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any law, rule, regulation, judgment, order or decree to which Purchaser is subject.

             2B. Representations and Warranties of the Company. In
                 ----------------------------------------------
 connection with the issuance of the Investor Stock hereunder, the Company represents to Purchaser that, in each case, as of the Closing:

                 (i) Organization and Corporate Power. The Company is a
                     --------------------------------
             corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, the Purchase Agreements, the Stockholders Agreement and the Registration

                Agreement (the "Investment Agreements"). The copies of the
                                ---------------------
                Company's Certificate of Incorporation and Bylaws which have been furnished to Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                      (ii) Capital Stock and Related Matters.
                           ---------------------------------

                           (a) As of the Closing and immediately thereafter, the
                     authorized capital stock of the Company shall consist of 10,000 shares which will be designated as Preferred Stock and 108,150 shares of Common Stock, of which 77,350 shares shall be designated as Class A Common Stock, 15,500 shares shall be designated Class B Common Stock, 7650 shares shall be designated as Class C Common Stock and 7650 shares shall be designated as Class D Common Stock. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the Purchase Agreements, the Stockholders Agreement and the Company's Certificate of Incorporation. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Stockholders Agreement and the Purchase Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                           (b) There are no statutory or contractual
                      stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder, except as provided herein and in the Stockholders Agreement. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock pursuant to this Agreement do not and will not require registration under the Securities Act.

                        (iii) Conduct of Business: Liabilities. Other than in
                              --------------------------------
                   the course of the negotiation, execution and delivery of this Agreement, the Purchase Agreements and the other agreements contemplated hereby and thereby, prior to the Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, or (iv) entered into any contracts or agreements.

                             Section 3. Restrictions on Transfer.
                                        ------------------------

                             3A. Transfer of Investor Stock.
                                 --------------------------

                        (i) Subject to the restrictions set forth in the
                   remainder of this Section 3, Investor Stock is transferable only pursuant to (a) a Public Offering registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available or (c) subject to the conditions specified in Section 3A(ii) below, any other legally available means of transfer.

                        (ii) In connection with the transfer of any Investor
                  Stock (other than a transfer described in Section 3A(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Investor Stock may be effected without registration of such Investor Stock under the Securities Act. In addition, if the holder of the Investor Stock delivers to the Company an opinion of counsel that no subsequent transfer of such Investor Stock shall require registration under the Securities

             Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Investor Stock which do not bear the Securities Act legend set forth in
             Section 4A hereof. If the Company is not required to deliver new certificates for such Investor Stock not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 4A hereof.

                  (iii) Upon the request of the Purchaser, the Company
             shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

                  (iv) Any transfer or attempted transfer of any Investor
             Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Investor Stock as the owner of such Investor Stock for any purpose.

                  3B. Sale Notice Prior to making any Transfer of Investor
                      -----------
             Stock, Purchaser will give written notice (the "Sale Notice") to
                                                             -----------
             the Company and GTCR. The Sale Notice will disclose in reasonable detail the number of shares to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). Purchaser will not consummate any such Transfer until 60 days after the Sale Notice has been given to the Company and to GTCR, unless the parties to the Transfer have been fully determined pursuant to this Section 3B and Sections 3C and 3D prior to the expiration of such 60-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date.")
              ------------------

                  3C. First Refusal Rights. The Company may elect to
                      --------------------
             purchase all (but not less than all) of the shares of Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Purchaser and GTCR within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Investor Stock to be transferred, GTCR may elect to purchase all (but not less than all) of the Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Purchaser within 60 days after the Sale Notice has been given to GTCR. If neither the Company nor GTCR elect to purchase all of the shares of Investor
      Stock specified in the Sale Notice, Purchaser may transfer the shares of Investor Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any shares of Investor Stock not transferred within such 30-day period will be subject to the provisions of this Section 3C upon subsequent transfer.

             3D. Co-Sale Rights.
                 ---------------

             (i) GTCR may elect to participate in the contemplated
            Transfer by delivering written notice to Purchaser within 90 days after delivery of the Sale Notice to GTCR. If GTCR has elected to participate in such Transfer, Purchaser and GTCR shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to sub-paragraph 3D(ii) below, a number of shares equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock owned by such person by the aggregate number of shares of Common Stock owned by Purchaser and GTCR and (y) the number of shares to be sold in the contemplated Transfer.

            For example, if the Sale Notice contemplated a sale of
            -----------
            100 shares by Purchaser, and if Purchaser was at such time the owner of 30% of the Company's Common Stock (on a fully-diluted basis) and if GTCR elected to participate and GTCR owned 20% of the Company's Common Stock (on a fully-diluted basis), Purchaser would be entitled to sell 60 shares (30% / 50% x 100 shares) and GTCR would be entitled to sell 40 shares (20% / 50% x 100 shares).

            Purchaser will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of GTCR in the contemplated transfer and will not transfer any Investor

     Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of GTCR.

          (ii) The purchase price to be paid by any transferee for shares of Class A Common transferred in accordance with this paragraph 3D shall be equal to the amount per share of Class A Common which such transferee has agreed to pay to Purchaser.

          Section 4. Additional Restrictions on Transfer of Investor Stock.
                     -----------------------------------------------------

          4A. Legend. The Purchaser hereby represents that it is acquiring the
              ------
Investor Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Investor Stock from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Investor Stock shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JANUARY 31, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR PURCHASE AGREEMENT BETWEEN THE COMPANY AND CERTAIN INVESTORS, DATED AS OF JANUARY 31, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         4B. Opinion of Counsel. No holder of Investor Stock may sell, transfer
             ------------------
or dispose of any Investor Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that (i) neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer or
(ii) all such applicable registration and qualification requirements have been satisfied.

         Section 5 Definitions.
                   -----------

          "Investor Stock" means (i) the Class A Common issued hereunder and
           --------------
(ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Stock, such shares shall cease to be Investor Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). Whenever any particular securities cease to be Investor Stock, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 4A.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means the sale in an underwritten public offering
           ---------------
registered under the Securities Act (other than on Form S-8 or a similar or successor form) of shares of the Company's Common Stock approved by the Board.

          "Public Sale" means any sale pursuant to a registered Public Offering
           -----------
under the Securities Act or any sale to the public
             pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

                       "Registration Agreement" means the Registration Agreement
                        -----------------------
             dated as of the date hereof among the Company, the Investors (as defined in that Agreement) and Purchaser.

                       "Securities Act" means the Securities Act of 1933, as
                        --------------
             amended, or any similar federal law then in force.

                       "Securities Exchange Act" means the Securities Exchange
                        -----------------------
             Act of 1934, as amended, or any similar federal law then in force.

                       "Securities and Exchange Commission" includes any
                        ----------------------------------
             governmental body or agency succeeding to the functions thereof.

                       "Stockholders Agreement" means the Stockholders Agreement
                        ----------------------
             dated as of the date hereof among the Company, the Investors (as defined in that Agreement) and Purchaser.

                       "Transfer" means to sell, transfer, assign, pledge or
                        --------
             otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) other than pursuant to a Public Sale or Sale of the Company.

                       Section 6. Miscellaneous.
                                  -------------

                       6A. Notices. Any notice provided for in this Agreement
                           -------
             must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to each person at the address set forth below:

                       If to the Company:
                       ------------------

                            The Coinmach Corporation
                            55 Lumber Road
                            Roslyn, New York 11576
                            Attention: President

                       With a copy (which will not constitute notice to the
                       ----------------------------------------------------
                       Company) to:
                       -----------

                            Anderson Kill Olick & Oshinsky, P.C.
                            1251 Avenue of the Americas
                            New York, New York 10020
                            Attention: Ronald S. Brody, Esq.

                       If to the Purchaser:
                       -------------------

                            Michael E. Marrus
                            755 Park Avenue
                            New York, New York 10021

                       With a copy (which will not constitute notice to
                       ------------------------------------------------
                       Purchaser) to:
                       -------------

                       Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                       Chicago, IL 60661
                       Attention: Stuart P. Shulruff, Esq.

                       If to GTCR:
                       ----------

                            Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                            6100 Sears Tower
                            Chicago, Illinois 60606
                            Attention: Bruce V. Rauner
                                       David A. Donnini

                       with a copy (which will not constitute notice to
                       ------------------------------------------------
                       GTRC) to:
                       --------
                            Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                            Attention: Kevin R. Evanich, Esq.

             or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

                    6B. Transfers in Violation of Agreement. Any Transfer or
                        -----------------------------------
          attempted Transfer of any Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Stock as the owner of such stock for any purpose.

                    6C. Severability. Whenever possible, each provision of this
                        ------------
          Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                    6D. Complete Agreement. This Agreement, those documents
                        -------------------
          expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                    6E. Counterparts. This Agreement may be executed in separate
                        ------------
          counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                    6F. Successors and Assigns. Except as otherwise provided
                        -----------------------
          herein, this Agreement shall bind Purchaser and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by Purchaser, the Company, GTCR and their respective successors and permitted assigns (including in each case subsequent holders of Purchaser's Stock); provided that Purchaser may
                                                    --------
          not assign any of its rights under any provision of this Agreement except as part of a Transfer of Investor Stock in accordance with Section 3.

                       6G. Choice of Law. The corporate law of the State of
                           -------------
             Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions con-cerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                       6H. Remedies. Each holder of Investor Stock shall have
                           --------
             all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                       6I. Amendment and Waiver. Except as otherwise expressly
                           --------------------
             provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company, Purchaser and GTCR. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

                       6J. Survival of Representations and Warranties. All
                           ------------------------------------------
             representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on its behalf or by the Company or on its behalf.

                       6K. Business Days. If any time period for giving notice
                           -------------
             or taking action hereunder expires on a day which is a Saturday,

            Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                     6L. Descriptive Headings: Interpretation. The descriptive
                         ------------------------------------
           headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                                  * * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    THE COINMACH CORPORATION

                                    By /s/ STEPHEN R. KERRIGAN
                                       -----------------------------

                                    Its Chief Executive Officer
                                        ----------------------------

                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.

                                    By:  GTCR IV, L.P.

                                    Its: General Partner

                                    By:  Golder, Thoma, Cressey,
                                         Rauner, Inc.

                                    Its: General Partner


                                       By: /s/ CARL D. THOMAS
                                          ---------------------------
                                       Its: Principal

                                    /s/ MICHAEL E. MARRUS
                                    ---------------------------------
                                    Michael E. Marrus

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    THE COINMACH CORPORATION

                                    By
                                       -------------------------------

                                    Its
                                        ------------------------------


                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.

                                    By:  GTCR IV, L.P.

                                    Its: General Partner

                                    BY:  Golder, Thoma, Cressey,
                                         Rauner, Inc.

                                    Its: General Partner

                                      By:
                                          -----------------------------
                                      Its: Principal


                                     /s/ Michael B. Marrus
                                     ----------------------------------
                                     Michael B. Marrus